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                                                                Exhibit 5.1


                                                            October 1, 1999

Razorfish, Inc.

107 Grand Street, 3rd Floor

New York, New York 10013

Ladies and Gentlemen:

   At your request, we have examined the Registration Statement on Form S-4, including the joint proxy statement/prospectus forming a part thereof, filed by you with the Securities and Exchange Commission on September 13, 1999 and subsequently to be amended (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 21,356,655 shares of your common stock, $.01 par value par share (the "Stock"). The Stock will be issued to the former stockholders of International Integration Incorporated ("i-Cube"), a Delaware corporation, pursuant to the terms of that certain Agreement and Plan of Merger, dated August 10, 1999, by and among you, Ray Merger Sub, Inc., a Delaware corporation and your wholly owned subsidiary, and i-Cube, (the "Merger Agreement"). As counsel to the Company and in connection with this opinion, we have examined all proceedings taken by you in connection with the registration of the Stock.

   It is our opinion that the Stock, which is being issued by you in exchange for the shares of common stock of i-Cube pursuant to the Merger Agreement, when issued in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

   We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

   This opinion may be relied upon only in connection with the issuance of Stock while the Registration Statement is in effect.

                                          Very truly yours,

                                          /s/ MORRISON & FOERSTER LLP